UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

PGIM Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01582	88-1771414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Broad Street Newark, New Jersey	07102-4410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 802-5032

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

PGIM Investments LLC (the “Manager” or “PGIM Investments”), investment manager to PGIM Private Credit Fund (the “Fund”), has contractually agreed to waive its management fee and incentive fee through December 31, 2024 (the “Waiver Period”). PGIM Investments previously contractually agreed to waive its management fee and incentive fee for one year from the effectiveness of the Fund’s registration statement. Following the Waiver Period, the Manager will receive a management fee at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month, and will receive any applicable incentive fee. The longer an investor holds shares of the Fund’s common stock during this period, the longer such investor will receive the benefit of the management fee waiver period.

The Manager pays a portion of the management fees and incentive fees it receives from the Fund to PGIM, Inc., the Fund's subadviser (the “Subadviser”). No advisory fees are paid by the Fund directly to the Subadviser. The Subadviser has also contractually agreed to waive its portion of the management fees and incentive fees in their entirety for the Waiver Period.

The foregoing description is qualified in its entirety by reference to copies of the Management Fee Waiver Letter and the Subadvisory Fee Waiver Letter, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

February 2024 Distributions

On February 23, 2024, the Fund declared a regular distribution for Class S shares, Class D shares and Class I shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

Distribution
Class S Common Shares	$0.20680
Class D Common Shares	$0.22100
Class I Common Shares	$0.22500

The distribution for the Shares is payable to shareholders of record as of the open of business on February 29, 2024 and will be paid on or about March 27, 2024.

This distribution will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan (“DRIP”).

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of January 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of January 31, 2024
Class S Common Shares	$25.14
Class D Common Shares	$25.14
Class I Common Shares	$24.70

As of January 31, 2024, the Fund’s aggregate NAV was $106.8 million, the fair value of its investment portfolio was $104.6 million, and it had $1.0 million of debt outstanding (at principal).

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $2.5 billion in Shares (the “Offering”). Additionally, the Fund has sold shares that are exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder (the “Private Offering”). The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s DRIP. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Class I Common Shares	21,180	$525,000
Private Offering:
Class S Common Shares	382	$10,000
Class D Common Shares	382	$10,000
Class I Common Shares	4,285,940	$109,102,500
Total Offering and Private Offering *	4,307,884	$109,647,500

*	Amounts may not sum due to rounding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Management Fee Waiver Letter between PGIM Private Credit Fund and PGIM Investments LLC, dated February 23, 2024
10.2	Subadvisory Fee Waiver Letter between PGIM Investments LLC and PGIM, Inc., dated February 23, 2024104
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date: February 29, 2024	By:	/s/ Elyse M. McLaughlin
	Name:	Elyse M. McLaughlin
	Title:	Treasurer and Principal Accounting Officer